UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2008

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-32147

Delaware (State or other jurisdiction of incorporation or organization)	51-0500737 (I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor New York, New York 10022 (Address of principal executive offices)	10022 (ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On November 6, 2008, Greenhill & Co., Inc. (the “Company”) entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1, with Goldman, Sachs & Co. as representative of the underwriters (collectively, the “Underwriters”) related to the public offering of 3,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) at a public offering price of $56.00 per share. The Company offered 1,250,000 Shares and selling stockholders offered 2,250,000 Shares. Moreover, the Underwriters had an option to purchase an additional 525,000 shares of the Company’s common stock, par value $0.01 per share (the “Option Shares”) from the selling stockholders, which they exercised on November 7, 2008. The Shares and the Option Shares are expected to be delivered against payment therefor on November 13, 2008.
Section 9. Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description

1.1	Underwriting Agreement dated July 10, 2008

99.1	Press Release of Greenhill & Co., Inc. dated November 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: November 10, 2008	By:	/s/ Richard J. Lieb
		Name:	Richard J. Lieb
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement dated July 10, 2008

99.1	Press Release of Greenhill & Co., Inc. dated November 7, 2008